SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[  ]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[ X]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section 240.14a-12

                               VISX, Incorporated

                (Name of Registrant as Specified In Its Charter)

        Carl C. Icahn, Barberry Corp. and High River Limited Partnership


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]      No fee required.

[ ]    Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:


         2)       Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         4)       Proposed maximum aggregate value of transaction:


         5)       Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No.:


         3)       Filing Party:


         4)       Date Filed:

                                  CARL C. ICAHN
                          767 Fifth Avenue - 47th Floor
                               New York, NY 10153



April 25, 2003


Dear Fellow VISX Shareholder:

Through my affiliated companies, I am the largest shareholder of VISX, holding over 6 million shares, which is in excess of 11% of the outstanding shares. We have held this position for the past 2 1/2 years. My affiliated companies are conducting a proxy solicitation to place Keith Meister, an individual nominated by my affiliates, on the VISX Board.

I  believe  that  public  companies,   such  as  VISX,  benefit  by  having
individuals nominated by shareholders serve on their board of directors, rather than having boards comprised solely of persons nominated by existing directors. Individuals nominated by shareholders are likely to be more independent of management and therefore will be in a better position to represent the interests of shareholders.

On November 3, 2000, at which time VISX common stock was trading at $22.25, I began a series of letters to VISX. In those letters, I indicated to VISX management that it was an appropriate time to seek a sale of the company. On December 8, 2000, in a letter to shareholders, the chief executive officer of VISX stated that it had hired Goldman Sachs & Co. to explore "various alternatives". I do not know what alternatives may have been considered by the VISX Board, although no alternatives were presented for a vote of shareholders. However, I do know that Mr. Meister will, as a Board member, who like all Board members, has fiduciary obligations to shareholders, be a strong advocate for the interest of shareholders with respect to any proposal for strategic alternative or any other matters coming before the Board.

The most recent VISX report on Form 10K notes that there is a potential market in the U.S. alone of 50-60 million eligible laser vision correction candidates, but that to date the industry has penetrated less than 5% of the U.S. population eligible for refractive surgery. I believe that for laser vision correction to achieve maximum consumer acceptance, it will be necessary to engage in directed, high profile marketing efforts, something that, in my opinion, has not been done by VISX. As the Company's new CustomVue technology is introduced, I believe there will be great interest in purchasing the company. The most likely buyers, in my opinion, should be large companies in the healthcare industry with significant expertise in consumer oriented marketing and the capital resources necessary to grow the market for laser vision correction. Additionally, as demand for laser technology grows by practicing ophthalmologists, a company with a larger marketing presence in this area will be, in my opinion, much better suited than VISX to compete with companies such as Alcon, Inc. for these buyers and therefore will have a much better chance than current VISX to retain and expand market share.

VISX could have avoided spending company capital and time by simply allowing Mr. Meister, the individual nominated by its largest shareholder, to join the VISX Board. I believe that having Mr. Meister on the VISX Board will enhance the likelihood that any proposal to acquire VISX will receive a full and fair hearing at VISX.

As a philosophical matter, I believe that boards of directors, whether that of VISX or any other company, should be composed entirely of shareholder nominees. However, I have determined that, rather than seek such a substantial Board change at VISX, it is more desirable to seek to place only one member on the VISX Board at this time. This approach has the benefit of assuring VISX shareholders who so desire, that there will be substantial continuity at VISX, while at the same time providing to VISX shareholders the opportunity to add Mr. Meister, an individual not nominated by existing VISX Board members, to the VISX Board. Mr. Meister, a Harvard graduate, has had significant investment banking and business experiences both at Lazard Freres and at Northstar Capital Partners. Currently, he serves in the capacity of senior investment analyst with one of my affiliates. Mr. Meister has not been nominated for his background in laser vision technology or the industry. There is sufficient expertise in those areas on the VISX Board already. However, I believe that Mr. Meister's finance and business background and his experience in merger and acquisition transactions, will supplement the current Board. Mr. Meister's biographical information is set forth in the attached proxy statement. Mr. Meister has no beneficial interest in any VISX shares.

Naturally, I expect that VISX will assert that even the addition of one board member selected by shareholders may be disruptive or will otherwise interfere with the smooth operation of VISX. However, as a VISX director, if elected, Mr. Meister would have the same fiduciary duties to all shareholders as the other members of the VISX Board. As the largest VISX shareholder, I would certainly have no interest in taking any action, including the addition of Mr. Meister to the VISX Board, if I thought that VISX would suffer as a result. Moreover, I believe that as the largest shareholder, with an investment of in excess of $140 million in the Company (based on the prices paid by my affiliates for VISX shares they hold), my interest in benefiting VISX by nominating Mr. Meister is at least as great as that of the existing board, which has nominated the slate of directors proposed by VISX. Those board members have very little invested in the Company. Of the 1,727,073 shares of VISX common stock reported in the Company's proxy statement dated April 17, 2003 as beneficially owned by the existing VISX Board's members, approximately 97% are held in the form of options granted by the Company.

We are seeking your proxy to vote for Mr. Meister and 6 of the 7 VISX nominees, as well as for approval of various proposals made by VISX. We are not seeking authority to vote for Mr. Jay T. Holmes, one of the nominees in the slate of directors for which VISX is seeking nomination. The addition of Mr. Meister to the VISX Board does not mean, however, that all 7 VISX nominees cannot continue to serve as Board members. If Mr. Meister is elected, and if a majority of the other Board members thereafter determine that it would be desirable to have Mr. Holmes as a member of the Board, the Board could permit that result by increasing the size of the Board and appointing Mr. Holmes as an additional member. There is no assurance that any of the VISX's nominees will serve as directors of VISX, if Mr. Meister is elected

I believe that true shareholder democracy involves shareholders expressing their rights and that elections of corporate boards should be more than a coronation process for board members' self perpetuation through self-nomination. I URGE SHAREHOLDERS TO VOTE FOR MR. MEISTER AND THEREBY JOIN ME IN MY EFFORT TO ADD TO THE BOARD AN INDIVIDUAL SELECTED OUTSIDE OF THE NOMINATION PROCESS UNDER WHICH ALL BOARD MEMBERS ARE NOMINATED BY EXISTING VISX DIRECTORS.

                                                Very truly yours,

                                                /s/ Carl C. Icahn
                                                    Carl C. Icahn



================================================================================
                                 IMPORTANT

Please sign, date and return the enclosed WHITE proxy card today in the postage-paid envelope provided. Do not sign any proxy card that you may receive or have received from VISX. You may also revoke any proxy you previously signed and submitted by signing, dating and returning the enclosed WHITE proxy card.

If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                           Innisfree M&A Incorporated
                            TOLL-FREE: (877) 825-8772
                 Banks and Brokers call collect: (212) 750-5833

================================================================================

                       2003 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               VISX, INCORPORATED

                               ___________________
                                 PROXY STATEMENT
                                       OF
                                 BARBERRY CORP.
                               ___________________

     This Proxy Statement and the accompanying WHITE proxy card are being furnished to stockholders ("Stockholders") of VISX, Incorporated ("VISX" or the "Company") in connection with the solicitation of proxies by Barberry Corp. ("Barberry"), a Delaware corporation controlled by Carl C. Icahn, to be used at the 2003 Annual Meeting (the "Annual Meeting"), of Stockholders of VISX which is scheduled to be held at 11:30 a.m. local time on May 23, 2003 at VISX's principal executive offices located at 3400 Central Expressway, Santa Clara, California 95051, and at any adjournments, postponements or continuations thereof.. This Proxy Statement and the WHITE proxy card are first being furnished to Stockholders on or about April 28, 2003.

     At the Annual Meeting, Barberry will seek to elect to the Board of Directors of VISX one (1) nominee, Keith Meister (the "Nominee"), who has been selected by Mr. Icahn and has consented, if elected, to serve as a director.

     MR. ICAHN URGES STOCKHOLDERS TO VOTE FOR MR. MEISTER AND THEREBY JOIN HIM IN HIS EFFORT TO ADD TO THE BOARD AN INDIVIDUAL SELECTED OUTSIDE OF THE NOMINATION PROCESS UNDER WHICH ALL BOARD MEMBERS ARE NOMINATED BY EXISTING VISX DIRECTORS.

     WE URGE YOU TO VOTE YOUR WHITE PROXY CARD FOR THE NOMINEE.

     IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE WHITE PROXY CARD AS SOON AS POSSIBLE.

                                    IMPORTANT

     The election of the Nominee requires the affirmative vote of a plurality of the votes cast, assuming a quorum is present or otherwise represented at the Annual Meeting. As a result, your vote is extremely important. We urge you to mark, sign, date and return the enclosed WHITE proxy card to vote FOR the election of the Nominee.

     WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY VISX. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "VOTING PROCEDURES" AND "PROXY PROCEDURES" BELOW.

     Only holders of record of VISX's voting securities as of the close of business on April 1, 2003, the record date (the "Record Date") established by VISX, are entitled to notice of, and to attend and to vote at the Annual Meeting and any adjournments or postponements thereof. According to the Company's proxy statement filed with the Securities and Exchange Commission, as of April 1, 2003, there were outstanding approximately 51,350,833 shares of common stock, par value $.01 per share (the "Common Stock"). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock of VISX held on the Record Date.

     As of the Record Date, Mr. Icahn, Barberry and its affiliates beneficially will own an aggregate of 6,020,005 shares of Common Stock, representing approximately 11.72% of the outstanding shares of Common Stock. Barberry and its affiliates intend to vote such shares FOR the election of the Nominee.

     VOTE FOR THE NOMINEE BY RETURNING YOUR COMPLETED WHITE PROXY TODAY.

PARTICIPANTS IN SOLICITATION OF PROXIES

     In addition to the Nominee, the participants (the "Participants") in the solicitation of proxies are Carl C. Icahn, Barberry and its affiliate High River Limited Partnership ("High River"), both of which entities are owned directly or indirectly by Mr. Icahn, and Gail Golden, the spouse of Mr. Icahn.

     High River is a Delaware limited partnership, principally engaged in the business of investing in securities. High River's general partner is Barberry. Barberry is primarily engaged in the business of investing in securities. The principal business address of each of High River and Barberry 1 Wall Street Court, 9th floor, New York, New York 10005.

     Carl C. Icahn, age 67, has served as Chairman of the Board and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a Director of various subsidiaries of Starfire, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1984. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Icahn has been a Director of Cadus Pharmaceutical Corporation, a firm which holds various biotechnology patents, since 1993. From August 1998 to August 2002 Mr. Icahn served as Chairman of the Board of Maupintour Holding LLC (f/k/a/ Lowestfare.com, LLC), an internet travel reservations company. From October 1998, Mr. Icahn has been the President and a Director of Stratosphere Corporation which operates the Stratosphere Hotel and Casino. Mr. Icahn received his B.A. from Princeton University. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, a holding company that owns the Sands Hotel and Casino in Atlantic City, New Jersey. In January 2003 Mr. Icahn became Chairman of the Board and a Director of XO Communications, Inc., a telecommunications company. Mr. Icahn's principal business address is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153. Please see Appendix II for additional information.

     Gail Golden, age 53, has served as the Chief Executive Officer and Vice Chairman of Maupintour LLC, a luxury tour operator since August 2001 and October 1999, respectively. Ms. Golden also serves as the Chief Executive Officer of Maupintour Holding LLC (f/k/a Lowestfare.com, LLC), an internet travel reservations company since August 2001 and as Vice Chairman since February 1999 and served as President from February 1999 to November 1999 and Chief Executive Officer from August 1995 to January 1999. Ms Golden has also served in several capacities with Lowestfare.com, Inc. including Vice Chairman of the Board of Directors from August 1998 to June 2002 and President from August 1998 to
November 1999. Ms. Golden also served as Chief Executive Officer and President of Global Travel Marketing, a telephone travel reservations company, from June 1995 to August 2002. Ms. Golden has served as Vice President of Administration of Icahn Associates Corp., a privately owned holding company, since May 1985. Since 1978, Ms. Golden has served in various capacities at Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, including Director of Public and Investor Relations and Director of Human Resources. Ms. Golden also serves in various executive capacities for privately-owned entities controlled by Mr. Icahn. Ms. Golden is a Director and Vice-President and Secretary of the Icahn Charitable Foundation, Director Vice-President and Secretary of the Icahn Family Foundation and Director and Secretary of the Foundation for a Greater Opportunity. Ms. Golden's principal business address is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153.

     Mr. Icahn, through the companies he owns, may be deemed to be beneficial owner of 6,020,005 shares of the Common Stock, which represents approximately 11.72% of outstanding shares of Common Stock.

     High River is the beneficial owner of 3,245,505 shares of the Common Stock. Barberry is the beneficial owner of 2,774,500 shares of the Common Stock and, in addition, as the sole general partner of High River, Barberry may be deemed to be the beneficial owner of 3,245,505 shares of the Common Stock. Gail Golden is the beneficial owner of 1,800 shares of the Common Stock. Ms. Golden purchased such shares with her personal funds.

     All transactions in the securities of VISX effected within the past 2 years by High River, Barberry, and other affiliates of Mr. Icahn are contained in Appendix I attached hereto.


ELECTION OF DIRECTORS

     According to VISX's proxy statement in connection with the Annual Meeting, VISX's management is going to nominate seven (7) candidates for the election as directors. Barberry proposes that VISX Stockholders elect Keith Meister to be nominated by Barberry as one of the Directors of VISX at the Annual Meeting. If elected, Mr. Meister would hold office until the 2004 Annual Meeting of Stockholders and until a successor has been elected and qualified. Although Barberry does not anticipate that Mr. Meister will be unable or unwilling to stand for election, in the event of such occurrence, proxies may be voted for a substitute designated by Barberry.

     Background information about Mr. Meister is set forth below. Mr. Meister not receiving any compensation from Mr. Icahn, Barberry or any of their affiliates in connection with this proxy solicitation. See Appendix I for additional information about Mr. Meister.

          Keith Meister, 30, has served as senior investment analyst of High River Limited Partnership, a company affiliated with Carl C. Icahn, since June, 2002. From March 2000 through 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic investment partnership with assets in excess of $2 billion. Prior to Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. Mr. Meister received his A.B. in Government (cum laude) from Harvard College in 1995. Mr. Meister is a director of XO Communications, Inc.

     WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF MR. MEISTER BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOU HAVE SIGNED THE WHITE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE WHITE PROXY CARD FOR THE ELECTION OF MR. MEISTER.

     The Nominee has not engaged in any transactions in securities of VISX during the past two years, and owns no securities of VISX or any parent or subsidiary of VISX either of record or beneficially. In addition, and except as stated herein, neither the Nominee nor any of his associates has any agreement or understanding with respect to future employment by VISX and no such person has any agreement or understanding with respect to any future transactions to which VISX will or may be a party.

     Except as described herein, neither Nominee nor any of his associates (i) has engaged in or had a direct or indirect interest in any transaction or series of transactions since the beginning of VISX's last fiscal year or in any currently proposed transaction, to which VISX or any of its subsidiaries is a party, where the amount involved was in excess of $60,000, or (ii) borrowed any funds for the purpose of acquiring or holding any securities of VISX or is presently, or has been within the past year, a party to any contract, arrangement or understanding, with any person with respect to securities of VISX.


AGREEMENTS WITH THE NOMINEE

     High River has entered into a letter agreement (the "Nominee Agreement") with the Nominee with respect to his service as nominee, to stand for election as a Director of VISX at the Annual Meeting. The Nominee Agreement provides, among other things, as follows:

     * The Nominee has acknowledged that he has agreed to become a member of the slate to stand for election as directors of the VISX in connection with a proxy contest with management of VISX in respect of the election of directors of VISX at the Annual Meeting.

     * High River has agreed to pay the costs of the proxy contest.

     * High River has agreed to indemnify the Nominee from and against any losses incurred by the Nominee arising from any action relating to the Nominee's role as a nominee, absent gross negligence or willful misconduct.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     According to VISX's Proxy Statement, VISX is soliciting proxies with respect to three (3) proposals other than the election of directors. Please refer to VISX's Proxy Statement for a detailed discussion of those proposals, including various arguments, if any, in favor of and against such proposals. Those proposals are referred to below.

Proposal 2 - Approval of Amendments to 1995 Director Option Plan

     At the Annual Meeting, the Stockholders will be asked to approve certain amendments to the VISX 1995 Director Option Plan. Barberry recommends a vote FOR this proposal.

Proposal 3 -- Approval of Amendments to 2000 Stock Plan

     At the Annual Meeting, the Stockholders will be asked to approve certain amendments to the VISX 2000 Stock Plan. Barberry recommends a vote FOR this proposal.

Proposal 4 -- Ratification of Appointment of Independent Auditors

     At the Annual Meeting, the Stockholders will be asked to ratify the appointment of KPMG LLP as VISX's independent auditors for the year ending December 31, 2003. Barberry recommends a vote FOR this proposal.

Voting on Proposals 2, 3 and 4

     The accompanying WHITE proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on any of Proposals 2, 3 or 4 described above by marking the proper box on the WHITE proxy card. IF YOU HAVE SIGNED THE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE WHITE PROXY CARD FOR PROPOSALS 2, 3 and 4.

Other Proposals

     Barberry and its affiliates know of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, the persons appointed in the proxy will use their discretion to vote the shares of Common Stock represented by WHITE proxy cards in accordance with their judgment on such matters.


VOTING PROCEDURES

     According to the VISX Proxy Statement, the voting procedures are as set forth below. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, EquiServe, L.P. (the "Inspector"), VISX's Transfer Agent. The Inspector will also determine whether or not a quorum is present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. All proxies representing shares that are entitled to vote at the meeting will be counted toward establishing a quorum, regardless of whether such proxies contain abstentions or broker non-votes.

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "Withhold Authority" and broker non-votes with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The affirmative vote of the holders of a majority of the votes cast at the meeting will be required to ratify each other proposal.

     Whether or not you are able to attend the Annual Meeting, you are urged to complete the enclosed WHITE proxy and return it in the enclosed self-addressed, prepaid envelope. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEE AND FOR THE PERSONS WHO ARE EXPECTED TO BE NOMINATED BY VISX, OTHER THAN MR. JAY T. HOLMES, WITH RESPECT TO PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AND, IN THE PROXY HOLDERS' DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The names, backgrounds and qualifications of the VISX's nominees, and other information about them, can be found in the proxy statement distributed by VISX. There is no assurance that any of the VISX's nominees will serve as directors if the Nominee is elected.

     This proxy statement is soliciting proxies to elect not only Mr. Meister, but also all of the VISX nominees other than Mr. Holmes. This gives stockholders who wish to vote for Mr. Meister and such other persons the ability to do so. Mr. Holmes was not selected for any particular reason. Rather, under applicable proxy rules we are required either to solicit proxies only for Mr. Meister, which could result in limiting the ability of shareholders to fully exercise their voting rights with respect to the Company's nominees, or to solicit for Mr. Meister and for fewer than all of the Company's nominees, which enables a shareholder who desires to vote for Mr. Meister to also vote for those of the Company's nominees for whom we are soliciting proxies. Mr. Icahn notes that if Mr. Meister is elected, and if a majority of the other Board members thereafter determines that it would be desirable that Mr. Holmes continue as a member of the Board of Directors, the Board could permit that result by increasing the size of the Board and adding Mr. Holmes as an additional member.

PROXY PROCEDURES

     IN ORDER FOR YOUR VIEWS TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

     The accompanying WHITE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

Revocation of Proxies

     Any Stockholder who has mailed a GOLD proxy card to VISX may revoke it before it is voted by mailing a duly executed WHITE Proxy Card to Barberry bearing a date LATER than the GOLD proxy card delivered to VISX. Proxies may also be revoked at any time prior to voting by: (i) delivering to the corporate secretary of VISX, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) delivering a duly executed proxy bearing a later date than the proxy delivered previously, or (iii) by attending the Annual Meeting and voting in person.

     Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a Stockholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on the WHITE proxy card, even if you sell such shares after the Record Date.


COST AND METHOD OF SOLICITATION

     Solicitation of proxies shall be made by Mr. Icahn and Mr. Meister. No other director, officer or employee of Barberry or its affiliates will be soliciting proxies.

     Barberry has retained Innisfree M&A Incorporated ("Innisfree") to conduct the solicitation, for which Innisfree is to receive a fee of up to approximately $200,000, plus reimbursement for its reasonable out-of-pocket expenses. Barberry has agreed to indemnify Innisfree against certain liabilities and expenses, including certain liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to Innisfree pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable. Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. It is anticipated that Innisfree will employ approximately 75 persons to solicit proxies from Stockholders for the Annual Meeting. The total expenditures in furtherance of, or in connection with, the solicitation of securities holders is $25,000 to date, and is estimated to be $300,000 in total.

     Costs related to the solicitation of proxies, including expenditures for attorneys, accountants, public relations and financial advisers, proxy solicitors, advertising, printing, transportation and related expenses, will be borne by Barberry and Mr. Icahn. Barberry and Mr. Icahn intend to seek reimbursement for the costs and expenses associated with the proxy solicitation in the event that the Nominee is elected to the Board of Directors of VISX, but do not intend to submit the issue of reimbursement to a vote of security holders.


CERTAIN INFORMATION REGARDING
ARRANGEMENTS/UNDERSTANDINGS WITH
RESPECT TO SECURITIES OF VISX

     Mr. Icahn, High River, Barberry and Ms. Golden may be deemed to have an understanding with respect to securities of VISX as they may be deemed to constitute a "group" for the purposes of Section 13(d) of the Securities Exchange Act of 1934. As a consequence of being deemed a "group", such parties are required to and have made Schedule 13D filings as a group. Such Schedule 13D filings are publicly available at the Securities and Exchange Commission website: www.sec.gov.

ADDITIONAL INFORMATION

     Certain information regarding the securities of VISX held by VISX's Directors, nominees, management and 5% Stockholders is contained in VISX's Proxy Statement and is incorporated herein by reference. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Stockholders of VISX must be received by VISX for inclusion in VISX's proxy statement and form of proxy for that meeting is also contained in VISX's proxy statement and is incorporated herein by reference.

Date: April 25, 2003                                          BARBERRY CORP.

                                                                     APPENDIX I

                   SUPPLEMENTAL NOMINEE AND OTHER INFORMATION

     Set forth below is (a) the name and business address of each of the participants and their associates in the solicitation made pursuant to this Proxy Statement, and (b) the dates, types and amounts of each participant's purchases and sales of the Company's debt and equity securities within the past two years. Except for High River, Barberry, Mr. Icahn and Ms. Golden, the only other participant is the Nominee.

NAME AND                     DATE                 NUMBER OF
BUSINESS                     OF                   SECURITIES           CURRENT
ADDRESS                      TRANSACTION          PURCHASED            OWNERSHIP

Keith Meister                None                 None                 None
Icahn Associates Corp.
767 Fifth Avenue
47th Floor
New York, NY  10153


Transactions Within the Past Two Years
in VISX Voting
Securities by Barberry, High River, Mr. Icahn and Ms. Golden

                                                      No. of Shares
                                                      of Common Stock
                                                      Purchased ("P") or Sold
                                                      ("S")

Name                                Date


High River Limited Partnership      None               None

Barberry                            None               None

Transactions by Carl. C. Icahn      None               None

Transactions by Gail Golden         01/07/02           190   S

                                                                     APPENDIX II

     On January 5, 2001, Reliance Group Holdings, Inc. ("Reliance") commenced an action in the United States District Court for the Southern District of New York against Carl C. Icahn, Icahn Associates Corp. and High River as defendants alleging that High River's tender offer for Reliance 9% senior notes violated
Section 14(e) of the Exchange Act. Reliance sought a temporary restraining order and preliminary and permanent injunctive relief to prevent defendants from purchasing the notes. The Court initially imposed a temporary restraining order. Defendants then supplemented the tender offer disclosures. The Court conducted a hearing on the disclosures and other matters raised by Reliance. The Court then denied Reliance's motion for a preliminary injunction and ordered dissolution of the temporary restraining order following dissemination of the supplement.

     Reliance took an immediate appeal to the United States Court of Appeals for the Second Circuit and sought a stay to restrain defendants from purchasing notes during the pendency of the appeal. On January 30, 2001, the Court of Appeals denied plaintiffs' stay application. On January 30, Reliance also sought a further temporary restraining order from the District Court. The Court considered the matter and reimposed its original restraint until noon the next day, at which time the restraint against Mr. Icahn and his affiliates was dissolved. On March 22, 2001, the Court of Appeals ruled in favor of Mr. Icahn by affirming the judgment of the District Court.

                                    IMPORTANT


     1. If your shares are held in your own name, please mark, date and mail the enclosed WHITE proxy card to our Proxy Solicitor, Innisfree M&A Incorporated, in the postage-paid envelope provided.

     2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a WHITE proxy card to be signed representing your shares.

     3. If you have already submitted a GOLD proxy card to VISX for the Annual Meeting, you may change your vote to a vote FOR the election of the Nominee and FOR the persons who are expected to be nominated by VISX, other than Mr. Holmes, whom we are seeking to replace, by marking, signing, dating and returning the enclosed WHITE proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to VISX. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

                                   PROXY CARD

                               VISX, INCORPORATED
                       2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY
BARBERRY CORP.

     The undersigned hereby appoints and constitutes each of Carl C. Icahn, Keith Meister and Robert J. Mitchell (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of VISX, Incorporated (the "Company") to be held on May 23, 2003 at 11:30 a.m. local time, and at any adjournment or postponement thereof, hereby revoking any proxies previously given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED AS FOLLOWS WITH RESPECT TO ANY SUCH PROPOSAL: (i) FOR KEITH MEISTER FOR DIRECTOR AND FOR THE PERSONS WHO ARE EXPECTED TO BE NOMINATED BY VISX (OTHER THAN MR. HOLMES), FOR DIRECTORS; AND (ii) FOR PROPOSALS 2, 3 AND 4. THIS PROXY WILL ALSO BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. If any nominee for director is unable or declines to serve as director, this proxy will be voted for any nominee that Barberry Corp. designates.


                   PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

BARBERRY CORP. RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEE AND "FOR" PROPOSALS 2, 3 AND 4

[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE.

         STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THIS PROXY.

         YOUR VOTE IS VERY IMPORTANT.

1.       To elect Mr. Keith Meister as a director:      [     ]         [     ]
                                                         FOR            WITHHELD

     Barberry Corp. intends to use this proxy to vote for Mr. Meister and for the persons who have been nominated by the Company to serve as directors, other than the Company nominees listed below. You may withhold authority to vote for one or more additional Company nominees, by writing the name of the nominee(s) below. You should refer to the proxy statement and form of proxy distributed by the Company for the names, background, qualifications and other information concerning the Company's nominees.

     There is no assurance that any of the Company's nominees will serve as directors if the nominee of Barberry Corp. is elected to the board.

     The Company's nominee with respect to whom Barberry Corp. is NOT seeking authority to vote for and WILL NOT exercise any such authority is Mr. Jay T. Holmes.

     Write in below the names of any additional Company nominees for which authority to vote is withheld:

___________________         ______________________       ______________________

___________________         ______________________       ______________________



2.                                                                     [     ]  [     ]          [     ]
         To approve an amendment to the 1995 Director Option Plan        FOR     AGAINST        ABSTAIN


3.                                                                     [     ]  [     ]          [     ]
         To approve an amendment to the 2000 Stock Plan.                 FOR     AGAINST         ABSTAIN


4.                                                                     [     ]  [     ]          [     ]
         To ratify the appointment of independent public accountants.   FOR     AGAINST          ABSTAIN




Please sign exactly as your name(s) appear(s) hereon. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees and partners should indicate their positions when signing.




 -----------------------------------------   ------------------
          Signature(s) of Stockholder(s)             Date


 ---------------------------------------------------------------------
 Title, if any



 SIGNATURE (IF HELD JOINTLY):  ______________________________